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                          AMENDED AND RESTATED BY-LAWS
                                       OF
                         SKILLED HEALTHCARE GROUP, INC.

1.   IDENTIFICATION; OFFICES.

     1.1 Principal and Business Offices. Skilled Healthcare Group, Inc. (the "Corporation") may have such principal and other business offices, either within or outside of the state of Delaware, as the Board may designate or as the Corporation's business may require from time to time.

     1.2 Registered Agent and Office. The Corporation's registered agent may be changed from time to time by or under the authority of the Board. The address of the Corporation's registered agent may change from time to time by or under the authority of the Board or the registered agent. The business office of the Corporation's registered agent shall be identical to the registered office. The Corporation's registered office may be but need not be identical with the Corporation's principal office in the state of Delaware.

2.   MEETINGS OF STOCKHOLDERS.

     2.1 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors (the "Board") and stated in the notice of the meeting.

     2.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or by the chief executive officer and shall be called by the chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 51% of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

     2.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting. If no such place is designated by the Board, the place of meeting will be the principal business office of the Corporation.

     2.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 2.5 of these by-laws. Each notice of a meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him or her.


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     2.5         Quorum.  At any meeting of stockholders, unless otherwise
provided these by-laws or in the Corporation's Certificate of Incorporation, as amended and/or restated (the "Certificate of Incorporation"), the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section
2.4. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

     2.6 Voting; Proxies. Unless otherwise provided by the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for every share registered in his or her name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 2.8 of these by-laws. Directors shall be elected in the manner provided in Section 3.1 of these by-laws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three
(3) years from its date unless it provides otherwise. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     2.7 List of Stockholders. Not less than ten (10) days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than ten
(10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

     2.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given

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to those stockholders who did not consent in writing.  In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.

     2.9 Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

     2.10 Organization. Such person as the Board may designate or, in the absence of such a designation, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

3.      BOARD OF DIRECTORS.

     3.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board which shall consist of at least one (1) and not more than nine (9) directors with the actual number to be determined from time to time by resolution of the Board, but no decrease may
shorten the term of any incumbent director.   Directors shall be elected at each
annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of
Section 3.9. Directors need not be residents of the State of Delaware. Elections of directors need not be by written ballot. As used in these by-laws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board.

     3.2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 3.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     3.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

     3.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 3.6 of these by-laws.


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                       OF SKILLED HEALTHCARE GROUP, INC.
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Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

     3.5 Special Meetings. Special meetings of the Board may be called by the chairman of the board, the chief executive officer or by at least one-third of the number of the directors constituting the whole Board. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting. The person or persons authorized to call special meetings of the Board may fix any place, as the place for holding any special meeting of the Board called by them.

     3.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to the director at his or her residence or usual place of business at least three (3) days before the meeting, or by delivering it via delivery, telephone, facsimile or email at least two (2) days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

     3.7 Board or Committee Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

     3.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     3.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing to the chief executive officer, the president or the secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors.


     3.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

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    3.11    Compensation. Directors shall receive such compensation as the
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

4.    COMMITTEES.

     4.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the Delaware General Corporation Law, or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

     4.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

     4.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

5.     OFFICERS.

     5.1 Number; Security. The officers of the Corporation shall consist of a president, a secretary, a treasurer, and, if deemed necessary, expedient, or desirable by the Board, a chief executive officer, chief financial officer, a chairman of the Board, a vice-chairman of the Board, an executive vice-president, one or more other vice-presidents, and such other officers with such titles as the resolution of the Board choosing them shall designate.
Except as may otherwise be provided in the resolution of the Board choosing him, no officer other than the chairman or vice-chairman of the Board, if any, need be a director. Any two (2) or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     5.2 Election; Term of Office. The officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be
convenient.   New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board. Unless removed pursuant to Section 5.4 of these by-laws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

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     5.3     Subordinate Officers.  The Board may appoint subordinate officers
(including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

     5.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer, the president or the secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the chief executive officer.

     5.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 5.2 and 5.3 of these by-laws for election or appointment to the office.

     5.6 The Chairman of the Board. The chairman of the Board, if any, shall preside at all meetings of the Board. Subject to the control of the Board, he or she shall have general supervision over the business of the Corporation and shall have such other powers and duties as chairmen of the board usually have or as the Board assigns to him or her.

     5.7 Vice Chairman of the Board. The vice chairman or vice chairmen shall perform such duties and have such powers as the chairman of the board or the Board may from time to time prescribe.

     5.8 The Chief Executive Officer. The Board shall designate whether there shall be a chief executive officer and the chief executive officer shall serve at the pleasure of the Board. The chief executive officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board. The chief executive officer shall preside at all meetings of the stockholders and of the Board and shall see that orders and resolutions of the Board are carried into effect. The chief executive officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these by-laws to some other officer or agent of the Corporation.
The chief executive officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board.


     5.9 The President. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. At all other times the president shall have the active management of the business of the Corporation under the general supervision of the chief executive officer. The president shall have concurrent power with the chief executive officer to sign bonds,

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                        OF SKILLED HEALTHCARE GROUP, INC.
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mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these by-laws to some other officer or agent of the Corporation. In general, the president shall perform all duties incident to the office of president and such other duties as the chief executive officer or the Board may from time to time prescribe.


     5.10 Vice President. Each vice president shall have such powers and duties as the Board, the chief executive officer or the president assigns to him or her. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board or chief executive officer shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the chief executive officer, the president or the chairman of the board.

     5.11 The Chief Financial Officer. The chief financial officer, if any, shall be the chief financial officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the chief executive officer assigns to him or her.

     5.12 The Treasurer. The treasurer shall be the treasurer of the Corporation. Subject to the control of the Board, he or she shall have such other powers and duties as the Board or the chief financial officer or the chief executive officer assigns to him or her. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     5.13 The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the Board may from time to time prescribe.

     5.14 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he or she shall have such powers and duties as the Board, the chief executive officer or the president assigns to him or her. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

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     5.15    The Assistant Secretary.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the Board may from time to time prescribe.

     5.16 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the chief executive officer to fix the salary of any other officer.

     5.17 Absence of Officers. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

6.      SHARES.

     6.1 Certificates. The Corporation's shares shall be represented by certificates in the form approved by the Board; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of uncertificated shares shall be entitled to have a certificate. Each certificate shall be signed by, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

     6.2 Transfers. Shares shall be transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

     6.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than sixty (60) or less than ten (10) days before the date of the meeting or more than sixty (60) days before any other action. If no record date is fixed by the Board: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

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Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded (delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested); and (c) if prior action by the Board is required by law, the record date for determining stockholders' consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

7.      MISCELLANEOUS.

     7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

     7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

     7.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the chief executive officer, the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

     7.4 Amendments. These by-laws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the stockholders.

     7.5 Dividends. The Board may declare and pay dividends upon the shares of the Corporation's capital stock in any form determined by the Board, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

     7.6 Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     7.7 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

     7.8 Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board.

8.      INDEMNIFICATION.

     8.1 Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact

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that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person in such proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board.

     8.2 Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Section 8 or otherwise.

     8.3 Indemnification Agreement. If a Covered Person is entitled to indemnification or advancement of expenses pursuant to any employment or other agreement with the Corporation, the terms of such agreement shall apply in lieu of this Section 8.

     8.4 Non Exclusivity of Rights. The rights conferred on any person by this Section 8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     8.5 Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person shall collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

     8.6 Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Section 8; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Section 8.

     8.7 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Covered Person and such person's heirs, executors and administrators.


                          AMENDED AND RESTATED BY-LAWS
                        OF SKILLED HEALTHCARE GROUP, INC.
                                  PAGE 10 OF 10